STOCK PURCHASE AGREEMENT

                                     Between

                          PRE-PAID LEGAL SERVICES, INC.

                                       And

                        PIONEER FINANCIAL SERVICES, INC.


                           Dated as of October 5, 1998



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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of October 5, 1998, by and between Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Buyer"), and Pioneer Financial Services, Inc., a Delaware corporation ("Seller").


                                    RECITALS

         A. Seller has the beneficial interest in all of the outstanding capital stock of Universal Fidelity Life Insurance Company, a life and health insurance company domiciled in the State of Oklahoma (the "Company"), which stock is held in escrow pursuant to the terms of the Universal Fidelity Life Insurance Company Escrow Agreement dated May 30, 1997 by and among Conseco, Inc., an Indiana corporation, Rock Acquisition Company, a Delaware corporation prior to its merger with and into Seller, Seller, and Thomas J. Brophy, Michael A.
                  Cavataio, Mark S. Fischer, Philip J. Fiskow, Charles R. Scheper, William B. Van Vleet and David I. Vickers, as the Escrow Agents (the "Escrow Agreement").

         B. Subject to the terms and conditions of this Agreement, Buyer desires to purchase, and Seller desires to sell, all of the outstanding stock of the Company.

                             STATEMENT OF AGREEMENT

         Now, therefore, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                    ARTICLE ONE: PURCHASE AND SALE OF SHARES

         SECTION  1.1:  BASIC  TRANSACTION.

         On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the outstanding shares (the "Shares") of the common stock, par value $1.00 per share, of the Company (the "Common Stock") for the consideration specified in Exhibit A attached hereto (the "Consideration").

         SECTION 1.2: THE CLOSING.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer in Oklahoma, commencing at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than December 31, 1998 unless further extended by the mutual written agreement of the parties.

         SECTION   1.3:   PAYMENT  OF   CONSIDERATION.

         Buyer shall pay the Consideration to Seller at Closing, in cash by electronic wire transfer, or, if acceptable to Seller, delivery of other immediately available funds payable to Seller, to an account designated by Seller in writing to Buyer.

              ARTICLE TWO: REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller, its successors and assigns as follows:

         SECTION  2.1:  ORGANIZATION  OF  BUYER.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma.

         SECTION 2.2:  AUTHORIZATION OF TRANSACTION.

         (A) Buyer has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Assuming this Agreement constitutes the valid and legally binding obligation of Seller, this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms and conditions, except to the extent that enforceability may be impacted by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or by other equitable principles.

         (B) Except for (i) the filing with and approval by the Oklahoma Department of Insurance of Buyer's Form A Statement Regarding Acquisition of Control of a Domestic Insurer and such filings relating to the Co-Insurance Agreement (as defined in Section 6.8 below) and the Service Agreement (as defined in Section 6.7 below) as may be required (collectively, the "ODI
Approval");  (ii) the  approval  of the  extraordinary  dividend  referred to in
Section 7.1(F) and (iii) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no prior notice to, filing with, authorization of, exemption by or consent or approval of, any governmental authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

         SECTION 2.3:  NONCONTRAVENTION.

         Neither  the  execution   and  delivery  of  this   Agreement  nor  the
consummation of the transactions contemplated hereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court known to Buyer to which Buyer is subject; (b) violate any provision of Buyer's charter or bylaws; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of its assets).

         SECTION  2.4:  BROKERS  AND  FINDERS.

         Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder fees, and no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby.

         SECTION 2.5: LITIGATION.

         There is no action, suit or proceeding pending against, or to the Knowledge (as defined in Section 4.1 below) of Buyer threatened against or affecting, Buyer or any Affiliate (as defined in Section 4.1 below) of Buyer or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         SECTION 2.6: INVESTMENT INTENT.

         Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act").


             ARTICLE THREE: REPRESENTATIONS AND WARRANTIES OF SELLER
                   CONCERNING THE TRANSACTIONS AND THE SHARES

         Seller represents and warrants to Buyer, its successors and assigns as follows:

         SECTION  3.1:  ORGANIZATION  OF SELLER.

Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

         SECTION 3.2:  AUTHORIZATION OF TRANSACTION.

         (A) Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, Pioneer Life Insurance Company ("Pioneer Life") has full corporate power and authority to execute and deliver the Co-Insurance Agreement and to perform its obligations thereunder, and Seller has full corporate power and authority to execute and deliver the Service Agreement and to perform its obligations thereunder. Assuming this Agreement constitutes, and the Co-Insurance Agreement and the Service Agreement when executed and delivered by the Company as provided herein will constitute, the valid and legally binding obligations of Buyer or the Company, as the case may be, this Agreement constitutes, and when executed and delivered by Pioneer Life or Seller as provided herein the Co-Insurance Agreement and the Service Agreement will constitute, the valid and legally binding obligations of Seller or Pioneer Life, as the case may be, enforceable in accordance with their respective terms and conditions, except to the extent that enforceability may be impacted by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or by other equitable principles.

         (B) Neither Seller nor Pioneer Life is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the consummation by Seller or Pioneer Life, as the case may be, of the transactions contemplated by this Agreement except for the ODI Approval, the filing under the HSR Act and any actions contemplated by Section 7.2(I) and such filings and approvals relating to the Co-Insurance Agreement or the Service Agreement as may be required.

         SECTION 3.3:  NONCONTRAVENTION.

         Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court known to Seller to which Seller or Pioneer Life are subject; (b) violate any provision of Seller's or Pioneer Life's charter or bylaws; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of its assets) which should adversely affect the performance by Seller of its obligations, hereunder or thereunder.

         SECTION  3.4:  BROKERS  AND  DEALERS.

         Neither Seller nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder fees, and no broker or finder has acted directly or indirectly for Seller in connection with this Agreement or the transactions contemplated hereby.

         SECTION  3.5:  TITLE  TO AND  POWER  TO SELL THE  SHARES.

         Seller owns beneficially all issued and outstanding Shares, free and clear of any adverse claims, liens, proxies, voting trusts, restrictions on transfer or encumbrances with respect thereto, except for the Escrow Agreement.

         SECTION  3.6:  LITIGATION.

         Except as set forth in Section 3.6 of the Disclosure Schedule, there is no action, suit or proceeding pending against, or to the Knowledge of Seller threatened against or affecting, Seller or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.


             ARTICLE FOUR: REPRESENTATIONS AND WARRANTIES OF SELLER
                             CONCERNING THE COMPANY

         Seller represents and warrants to Buyer, its successors and assigns as follows:

         SECTION 4.1:  CERTAIN DEFINITIONS.

         As used herein, the following terms shall have the following meanings:

         (1) An "Affiliate" of a person shall mean any corporation, partnership, joint venture, limited liability company, association or other entity which, directly or through one or more intermediaries, controls, is controlled by or is under common control with such person.

         (2) "Knowledge" or "known" shall mean actual knowledge of the officers of such entity.

         SECTION 4.2:  ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. The Company has the full corporate power, right and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is not required to qualify to do business in any state or foreign jurisdiction where it is not already so qualified except where the failure to so qualify would not have a Material Adverse Effect. For the purposes of this Agreement "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of the Company. The Company has all necessary governmental authorizations to own or lease its properties and assets, to underwrite insurance and to otherwise carry on its business as now being conducted in each of the states listed on Section 4.2 of the disclosure schedule delivered by Seller to Buyer on the date hereof (the "Disclosure Schedule"), which is a complete list of all jurisdictions in which the Company conducts any insurance business or in which the Company is licensed to conduct business. The Company is in good standing with the applicable insurance regulatory authorities in all of the jurisdictions listed on Section 4.2 of the Disclosure Schedule, and has capital and surplus in such amounts as are required by the applicable insurance laws of each such jurisdiction. Copies of each of the Company's existing licenses issued by each such jurisdiction listed on Section 4.2 of the Disclosure Schedule have been or will be provided to Buyer prior to the Closing Date.

         SECTION 4.3: SUBSIDIARIES.

         The Company does not have any Subsidiaries. For the purposes of this Agreement, a Subsidiary shall mean any corporation of which the Company directly or indirectly owns more than 50 % of the capital stock or other equity interest or has the power to vote or direct the voting of sufficient securities to elect a majority of directors.

         SECTION  4.4:  CAPITALIZATION.

         The authorized capital stock of the Company consists of 500,000 shares of preferred stock, par value $1.00, of which no shares are outstanding and 2,000,000 shares of common stock, par value $1.00, of which 1,000 are issued and outstanding and which constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except for this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding, any of its capital stock not presently issued and outstanding. The Company has no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights. There are no voting trusts, proxies, or other agreements or understandings other than the Escrow Agreement with respect to the voting of the capital stock of the Company. The Company has no liability to any former holder of any shares of capital stock of the Company or to any other person or governmental authority relating to the purchase, sale, redemption, retirement or cancellation thereof.

         SECTION 4.5:  NONCONTRAVENTION.

         Neither the execution and the delivery of this Agreement, the Co-Insurance Agreement or the Service Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court known to the Company to which the Company is subject; (b) violate any provision of the Company's charter or bylaws; or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of its assets) which would result in a Material Adverse Effect.

         SECTION 4.6: BROKERS AND FINDERS.

         Neither the Company, nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

         SECTION 4.7: FINANCIAL  STATEMENTS.

         The statutory financial statements (including the notes thereto) of the Company as of and for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Annual Statements") and the statutory financial statements including the notes thereto) of the Company for each of the fiscal quarters ended March 31, 1998 and June 30, 1998 (the "Quarterly Statements") are correct and complete, have been prepared in conformity with both statutory accounting principles ("SAP") and any other accounting principles prescribed or permitted by the Oklahoma Department of Insurance consistently applied, and present fairly the admitted assets, liabilities and capital and surplus and results of operations of the Company at the dates stated therein except as set forth or disclosed in the notes, exhibits or schedules thereto, and except that any unaudited statements are subject to year-end and audit adjustments and may lack footnotes and other presentation items. Copies of the Annual Statements and the Quarterly Statements have been previously provided to Buyer. The Annual Financial Statements and the Quarterly Financial Statements are sometimes referred to collectively herein as the "Company Financial Statements."

         SECTION 4.8: TITLE TO PROPERTIES.

         Except (1) as may be reflected in the Company Financial Statements, and
(2) for statutory mechanic's or materialmen's liens and liens for current taxes not yet delinquent, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets reflected in the June 30, 1998 Quarterly Statement or acquired after the date thereof (the "Assets"), free and clear of any mortgage, pledge, lien, encumbrance, charge or other security interest, except for properties and assets disposed of in the ordinary course of business.

         SECTION 4.9: REAL  PROPERTY.

         Except as set forth in Section 4.9 of the Disclosure Schedule, the Company does not possess any beneficial or record interest in any real property, or in any buildings, structures or appurtenances situated upon any real property.

         SECTION 4.10:  CONTRACTS.

         Section 4.10 of the Disclosure Schedule lists the following contracts to which the Company is a party:

                  (A) Any agreement (or group of related agreements) for the lease of personal property, by or to the Company, providing for lease payments in excess of $25,000.00 per annum;

                  (B) Any agreement (or group of related agreements) (other than insurance policies issued by the Company) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will involve consideration in excess of $75,000.00;

                  (C) Any agreement concerning a partnership or joint venture;

                  (D) Any agreement (or group of related agreements) under which the Company has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $75,000.00 or under which it has imposed a mortgage, pledge, lien, encumbrance, charge or other security interest on any of its assets, tangible or intangible;

                  (E) Any agreement requiring the Company to refrain from competition;

                  (F) Any agreement with Seller or its Affiliates;

                  (G) Any agreement under which the Company has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

                  (H) Any agreement (other than agreements with Seller or its Affiliates) under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect;

                  (I) Any agreement of employment which is not on an "at will" basis;

                  (J)  Any  agreement   with  an  employee  which  provides  for
         severance or termination benefits; and

                  (K) Any other agreement (or group of related agreements) (other than insurance policies issued by the Company) the performance of which involves consideration in excess of $75,000.00.

         The Company is in compliance in all material respects with all agreements referred to in Section 4.10 of the Disclosure Schedule except for such defaults which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.11: INSURANCE  COVERAGES.

         The Company is now covered  and has been  covered  during the past five
(5) years by insurance in scope and amount customary and reasonable for the business in which it has engaged during that period.

         SECTION 4.12:  TAX MATTERS.

         Except as disclosed on Section 4.12 of the Disclosure Schedule:

         (A) All material Tax Returns (as defined in Section 4.12 (H) below) required to be filed by the Company and all Tax Returns of any consolidated, combined or unitary group which includes the Company have been timely filed, and the Taxes (as defined in Section 4.12 (G) below) shown thereon as due to be paid or withheld have been paid or withheld. Complete and correct copies of all federal income Tax Returns filed by the Company for the calendar years ending December 31, 1996 and 1997 have been provided to Buyer.

         (B) All Taxes of the Company required to be paid by the Company prior to the Closing Date have been (or at or prior to the Closing Date shall be) timely paid, and all Tax Returns relating to all such Taxes have been (or at or prior to the Closing Date shall be) filed when and as required. All liability for Taxes of the Company which relate to or arise with respect to any period prior to the Closing Date, whether or not they have become payable, have been (or at or prior to the Closing Date shall be) paid in full or adequately reserved for in accordance with SAP on the Annual Statements and Quarterly Statements through the dates thereof and thereafter on the books and records of the Company, and to the extent liabilities for Taxes have been accrued but not become payable, they are adequately reflected in accordance with SAP on the Annual Statements and Quarterly Statements through the dates thereof and thereafter on the books and records of the Company.

         (C) There are no federal, state or local Tax liens upon any property or assets of the Company.

         (D) Neither the Company nor any member of any consolidated, combined or unitary group which includes the Company, has any current or pending request for any extension of time within which to file any Tax Returns.

         (E) Neither the Company nor any consolidated, combined or unitary group which includes the Company has any pending or proposed audit of any Tax Returns with respect to which the Company has or would have any material liability. No deficiency or adjustment for Taxes has been claimed, proposed or assessed by any taxing authority against either the Company or any member of any consolidated, combined or unitary group which includes the Company with respect to which the Company would have any material liability, and there is no basis for any such deficiency or claim known to any of Seller and the directors and officers (and employees with responsibility for employment matters) of the Company for which adequate reserves in accordance with SAP have not been established on the Company Financial Statements through the date thereof and thereafter on the books and records of the Company.

         (F) The Company has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement (not otherwise disclosed in Section 4.12 of the Disclosure Schedule). The Company (a) has not been a member of an Affiliated Group (within the meaning of Code Section 1504) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (b) has no Liability for the Taxes of any person (other than any of the Company) under Treasury Regulation Sec.1.1502-6(or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise (not otherwise disclosed in Section 4.12 of the Disclosure Schedule).

         (G) "Taxes" shall mean all taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatever (together with any interest, penalty, or addition to tax).

         (H) "Tax Returns" shall mean all returns, amended returns, declarations, reports, estimates, information returns and statements required or permitted to be filed under federal, state, local or foreign law relating to Taxes by, or including, the Company.

         SECTION 4.13:  EMPLOYEES AND EMPLOYEE BENEFITS.

         (A) The Company is not a party to or bound by any collective bargaining agreement, nor, to the Knowledge of Seller and the Company has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of Seller and the Company, the Company has not committed any unfair labor practice. Neither Seller nor the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (B) Except as set forth on Section 4.13 of the Disclosure Schedule, the Company does not maintain or contribute to any Employee Benefit Plan. The term "Employee Benefit Plan" shall mean any (1) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (which term has the meaning set forth in the Employee Retirement and Income Security Act of 1974 ("ERISA") Section 3(2)); (2) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (3) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, which term has the meaning set forth in ERISA Section 3(37); or (4) any Employee Welfare Benefit Plan (which term has the meaning set forth in ERISA Section 3(1)) or material fringe benefit plan or program. All such Employee Benefit Plans are being operated in compliance in all material respects with ERISA.

         SECTION 4.14:  INSURANCE POLICIES: REINSURANCE.

         (A) Section 4.14 (A) of the Disclosure Schedule contains a complete list of all types of insurance policies issued by the Company. Prior to the Closing Seller shall make available to Buyer complete and correct copies of all forms of insurance policies currently being issued by the Company together with all forms of endorsements thereto.

         (B) Except as set forth on Section 4.14 (B) of the Disclosure Schedule or in the Company Financial Statements, the Company is not a party to any reinsurance agreements.

         SECTION 4.15: LITIGATION. Except as set forth in Section 4.15 of the Disclosure Schedule, the Company (a) is not a party to any claim, action, suit, investigation or proceeding, pending or threatened, which if adversely determined would reasonably be expected to have a Material Adverse Effect, (b) is not subject to any order, judgment or decree issued by any court of competent jurisdiction or other governmental authority, and (c) is not a party to any claim, action, suit or investigation pending or, to the Knowledge of Seller or the Company, threatened, for any bad faith or extra contractual claims, or claims giving rise to punitive damages (in each case, excluding any and all damages based on amounts recoverable under the terms of the applicable insurance policy or policies) arising out of any action or inaction by the Company which action by the Company was taken, or, in the case of any inaction by the Company, was required to be taken, prior to the date hereof by the Company, with respect to the denial of coverage under the Company's insurance policies, in each case, as finally determined by a court of competent jurisdiction, and, to the Knowledge of Seller and the Company, there does not exist any basis therefor, which would reasonably be expected to result in a Material Adverse Effect. Neither the Seller nor the directors and officers of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         SECTION  4.16:  REGULATORY  AGREEMENTS.  Except as set forth on Section
4.16 of the Disclosure Schedule, the Company is not a party to any supervisory agreement, memorandum of understanding, consent order, cease and desist order, or condition of any regulatory order or decree with or by the Oklahoma Department of Insurance or any other regulatory authority that relates to the conduct of the business of the Company.

         SECTION 4.17: CONSENTS. Except as set forth on Section 4.17 of the Disclosure Schedule, no consents or approvals of parties with whom Seller, Seller's Affiliates or the Company has or has had contractual relationships are or will be required to permit the consummation of the transactions contemplated by this Agreement.

         SECTION 4.18:  ENVIRONMENTAL, HEALTH AND SAFETY LAWS.

         (A) The Company (1) has complied in all material respects with all Environmental, Health and Safety Laws (as defined in Section 4.18(C) below), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been Filed or commenced against it alleging any failure to comply with any such Environmental, Health or Safety Law; and (2) has obtained and been in compliance in all material respects with the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws.

         (B) The Company has no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), and the Company has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any valid present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any such liability, for damages to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

          (C) The term "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         SECTION 4.19: LOSS RESERVES.

         The reserves with respect to insurance as established or reflected in the Company Financial Statements in the aggregate were determined in accordance with SAP and the related life and health insurance annuity contracts and the related reinsurance, coinsurance and other similar contracts of the Company, and meet in all material respects the requirements of the insurance laws of each applicable jurisdiction; provided, however, that no representation is made pursuant to this Section 4.19 with respect to active life reserves.

         SECTION 4.20: CERTAIN PAYMENTS.

         All involuntary assessments relating to guaranty funds made against the Company prior to the Closing have been paid or properly reserved on the books and records of the Company.

         SECTION 4.21:  RATE AND FORM  FILINGS.

         The Company has timely made all required filings of rates and policy forms as are required by applicable insurance regulatory authorities having jurisdiction over its affairs and the conduct of the business of the Company has been consistent with such filings in all material respects except in such instances as would not reasonably be expected to have a Material Adverse Effect.

         SECTION  4.22:  UNDISCLOSED  LIABILITIES.

         The Company has no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any such liability, except for (a) liabilities set forth on the face of the June 30, 1998 Quarterly Statements (or in any notes, exhibits or schedules thereto), and (b) liabilities which have arisen after June 30, 1998 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, which would reasonably be expected to have a Material Adverse Effect).

         SECTION  4.23:  BANK  ACCOUNTS  AND  POWERS OF  ATTORNEY.

         Set forth in Section 4.23 of the Disclosure Schedule is an accurate and complete list showing: (A) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; and (B) the names of all persons, if any, holding powers of attorney from the Company (other than customary powers of attorney granted to governmental agencies) and a summary statement of the terms thereof.

        SECTION  4.24:  ABSENCE  OF  CERTAIN  CHANGES.

         Except as set forth on Section 4.24 of the Disclosure Schedule, during the period from June 30, 1998 through the Closing, the Company has not:

         (A) Experienced any change in its business, financial condition or operations, financial or otherwise, which, in any case or in the aggregate, would reasonably be expected to have a Material Adverse Effect, including but not limited to, any material change in statutory surplus of the Company as a result of any catastrophic event;

         (B) Created or suffered to exist any lien, claim or encumbrance with respect to any property, business or assets, tangible or intangible, other than immaterial liens, claims or encumbrances created in the ordinary course of business;

         (C) Suffered any material damage, destruction or other casualty loss (whether or not covered by insurance);

         (D) Forgiven or canceled any material debts or claims, or waived any material contractual or other rights;

         (E) Written off as uncollectible any notes or other receivables, except as write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect;

         (F) Conducted its business except in the ordinary course of business;

         (G) Made any change in the compensation or other direct or indirect remuneration payable to any director, officer, or agent of the Company, or become obligated or orally promised to change any such compensation, in each case except as consistent with past practice or custom;

         (H) Made or agreed to make any change in accounting practices;

         (I) Amended its charter or bylaws;

         (J) Declared, set aside, or paid any dividend or made any distribution with respect to its capital stock;

         (K) Redeemed, purchased or otherwise acquired any of its capital stock; or

         (L) Entered into any contract or commitment, or any preliminary letter of intent, to do any of the things enumerated in this Section 4.24.


                       ARTICLE FIVE: PRE-CLOSING COVENANTS

         SECTION 5.1: GENERAL.

         Subject to the terms and conditions hereof, each of the parties agrees to cooperate with the other and use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and contractual arrangements to consummate and make effective the transactions contemplated by this Agreement. Seller shall promptly give to Buyer, and Buyer shall promptly give to Seller, as the case may be, written notification of the existence or occurrence of any condition of which such party may become aware which might make any representation or warranty made by such party herein then untrue or which might prevent the consummation of the transactions contemplated hereby. No disclosure by any party pursuant to this Section 5.1, however, shall be deemed to amend or supplement any schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         SECTION 5.2:  REGULATORY  APPROVALS.

         Buyer, with the cooperation of Seller, shall prepare and shall file as soon as practicable (a) a Form A Statement Regarding Acquisition of Control of a Domestic Insurer with the Oklahoma Department of Insurance, and any other documents which Buyer reasonably deems necessary or advisable in order to expeditiously obtain the ODI Approval; and (b) such other forms, notices and applications in such other applicable jurisdictions as may be required in order to obtain any approvals necessary for the consummation of the transactions contemplated hereby and the maintenance of the Company's insurance licenses in effect on the date hereof after the Closing.

         SECTION  5.3:  OPERATION  OF  BUSINESS.

         During the period between the execution and delivery of this Agreement and the Closing, Seller shall not take any action which could cause the Company to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

         SECTION  5.4:  ACCESS.

         During the period between the execution and delivery of this Agreement and the Closing, the Company shall permit representatives of Buyer to have access, upon reasonable prior notice, during regular business hours, to all premises, properties and personnel of, and all books, records (including Tax records), contracts, and documents of or pertaining solely to, the Company.


                       ARTICLE SIX: ADDITIONAL AGREEMENTS

         SECTION  6.1:  COOPERATION.

         In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article Nine below). Buyer acknowledges and agrees that from and after the Closing, Seller will be entitled to have reasonable access to, and Buyer and the Company shall make available to Seller and its Affiliates, such Company personnel and such Company documents, books, records (including Tax records), agreements, and financial data as Seller or its Affiliates may reasonably request in order to satisfy their respective obligations under this Agreement, the Co-Insurance Agreement and the Service Agreement.

         SECTION 6.2: LITIGATION SUPPORT.

         In the event and for so long as Buyer, Seller or the Company actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement, the Co-Insurance Agreement or the Service Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the parties hereto will cooperate with such other person and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article Nine below).

         SECTION 6.3:  CONFIDENTIALITY.

         (A) Seller and Buyer shall, except as required by law or requested by any regulatory authority, each treat and hold as such all of the Confidential Information (as defined in 6.3(B) below), refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other or destroy, at the request and option of the other, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that either party is requested by any regulatory authority or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party shall notify the other promptly of the request or requirement so that the other may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, either party is, so requested or compelled to disclose any Confidential Information such party shall use its best efforts to obtain, at the request of the other, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information to be disclosed. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure, or which is disclosed to a party by a person or entity not known by such party to be subject to a confidentiality agreement relating to such Confidential Information. Each party shall cause its directors, officers, employees and representatives to comply with the provisions of this Section and shall be responsible for the actions of such persons.

         (B) As used in this Agreement, the term "Confidential Information" shall mean information in whatever form, including without limitation information which is written, electronically stored, orally transmitted, or memorized, which is of commercial value to the recipient including any idea, knowledge, know-how, process, system, formula, composition, method, technique, research and development, drawing, design, specification, technology, software, technical information, trade secret, trademark, copyrighted material, report, record, documentation, data, agent, policyholder, customer or supplier lists, pricing or cost information, tax or financial information, business or marketing plan, proposal, strategy, or forecast and any information about the transactions contemplated herein or the existence of a proposed transaction; provided, that Confidential Information does not include information which is or becomes generally known within Buyer's or the Company's industry through no act or omission by Seller.

         SECTION 6.5:  TAX MATTERS.

         The following Tax provisions shall apply after the Closing Date:

         (A) The Company does not have any Tax sharing or Tax allocation agreements or arrangements with Seller or its Affiliates. Seller, Buyer and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the matters referred to in this section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller or Buyer, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Seller or Buyer, as the case may be, shall allow the other party to take possession of such books and records.

         (B) Seller and Buyer further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (C) Seller and Buyer further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Regulations promulgated thereunder.

         SECTION  6.6:  TAX  INDEMNIFICATION.

         Notwithstanding   anything  to  the  contrary   contained   herein,  in
calculating the amount of any claim for indemnification pursuant to this Agreement, Buyer's Losses (as hereinafter defined) shall be reduced by any Tax Benefit attributable to, realized (or to be realized) in connection with or relating to such indemnifiable claim. The term "Tax Benefit" means the amount by which any Taxes of Buyer or the Company or any affiliate thereof (the "Benefitted Party") are or would be reduced by any loss, deduction, refund, credit or other Tax benefit and includes, without limitation, an offsetting Tax Benefit. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit realized or to be realized by the Benefitted Party in a subsequent taxable period (including, without limitation, a taxable period ending after the Closing
Date) attributable to, realized (or to be realized) in connection with or relating to an adjustment with respect to Taxes in a prior taxable period. For purposes of the determination of the amount of any Tax Benefit which is not currently realized, (i) the Benefitted Party shall be assumed to have sufficient taxable income to use any Tax Benefit in the taxable period or periods in which such Tax Benefit will first arise; (ii) the effective tax rate of 41% shall be treated as applying to such Tax Benefit to be realized in such future taxable period; (iii) the amount of Tax Benefits shall be discounted to the present value of such Tax Benefits, determined using a discount rate equal to the applicable federal rate under Section 1274 (d) of the Code for the period over which such Tax Benefits are assumed to be realized under clause (i) above. Interest will accrue on any Tax claims beginning the earlier of (i) the date of such amount was received if owing to the other party, or (ii) 30 days after a written claim has been made to the indemnifying party. Interest shall accrue at the applicable rate charged by the Internal Revenue Service for overpayments.

         SECTION 6.7: SERVICE  AGREEMENT.

         At or prior to the Closing Seller and the Company shall enter into an administrative services agreement (the "Service Agreement") substantially in the form of Schedule 6.7 attached hereto.

         SECTION 6.8: CO-INSURANCE AGREEMENT.

         At or prior to the Closing Pioneer Life and the Company shall enter into a coinsurance agreement (the "Co-Insurance Agreement") substantially in the form of Schedule 6.8 attached hereto.

                      ARTICLE SEVEN: CONDITIONS TO CLOSING

         SECTION 7.1:  CONDITIONS TO  OBLIGATIONS  OF BUYER.

         The obligation of Buyer to consummate the transactions contemplated hereunder is subject to satisfaction of each of the following conditions, unless satisfaction is waived by Buyer in writing at or prior to the Closing:

         (A) The representations and warranties of Seller set forth in Article Three and Article Four above shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date.

         (B) Seller shall have performed and complied in all material respects with all of its covenants hereunder which are to be performed by it at or prior to the Closing.

         (C) Seller shall have made all of the Closing deliveries required to be made by it pursuant to Section 8.1 at or prior to the Closing.

         (D) No action, suit, or proceeding shall be pending or known to be threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent the consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (3) adversely affect the right of Buyer to own the Shares and to control the Company (and no such injunction, judgment, order, decree, ruling, or change shall be in effect).

         (E) Seller shall have delivered to Buyer a certificate of its President and Secretary to the effect that each of the conditions specified in Sections 7.1(A) and (B) above have been satisfied in all respects.

         (F) The ODI Approval and all other requisite regulatory approvals shall have been received as well as an approval from the Oklahoma Department of Insurance of an extraordinary dividend by UFL in an amount reasonably acceptable to Buyer.

         (G) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         (H) Seller shall have executed and delivered the Service Agreement, and Pioneer Life shall have executed and delivered the Co-Insurance Agreement.

         SECTION 7.2:  CONDITIONS  TO OBLIGATION  OF SELLER.

         The obligation of Seller to consummate the transactions contemplated hereunder is subject to satisfaction of each the following conditions, unless satisfaction is waived in writing by Seller at or prior to the Closing:

         (A) The representations and warranties of Buyer set forth in Article Two shall be true and correct in all material respects at and as of the Closing Date as though made and as of the Closing Date.

         (B) Buyer shall have performed and complied in all material respects with all of its covenants hereunder which are to be performed by it at or prior to the Closing.

         (C) Buyer shall have made all of the Closing deliveries required to be made by it pursuant to Section 8.2 at or prior to the Closing.

         (D) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (1) prevent consummation of any of the transactions contemplated by this Agreement, or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         (E) Buyer shall have delivered to Seller a certificate of its President and Secretary to the effect that each of the conditions specified above in this
Section 7.2(A) and (B) has been satisfied in all respects.

         (F) The ODI Approval and all other requisite regulatory approvals shall have been received.

         (G) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         (H) Buyer shall have executed and delivered the Service Agreement and the Co-Insurance Agreement.

         (I) The order with respect to the Seller's Form A filing with the Oklahoma Department of Insurance shall have been modified in a manner reasonably acceptable to Seller.


                        ARTICLE EIGHT: CLOSING DELIVERIES

         SECTION 8.1:  DELIVERY  OBLIGATIONS OF SELLER.

         At the Closing, Seller shall have delivered, or cause to be delivered, each of the following items to Buyer:

         (A) Stock certificates representing all of the Shares, properly endorsed in blank and accompanied by such stock powers and other instruments of assignment as may reasonably be requested by Buyer, in form and substance reasonably satisfactory to Buyer;

         (B) The officers' certificate required by Section 7.1(E); and

         (C) A duly executed original letter of resignation, effective as of the Closing, of each of the directors of the Company.

         SECTION 8.2:  DELIVERY  OBLIGATIONS OF BUYER.

         At the Closing, Buyer shall have delivered, or cause to be delivered, each of the following items to Seller:

         (A) The Consideration; and

         (B) The officers' certificate required by Section 7.2(E) (to be delivered to Seller).


           ARTICLE NINE: INDEMNIFICATION, ARBITRATION AND TERMINATION

         SECTION 9.1:  SURVIVAL OF  REPRESENTATIONS  AND WARRANTIES.

         All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and shall expire 30 months thereafter.

         SECTION  9.2:  SELLER'S   INDEMNIFICATION   OF  BUYER.

         Seller hereby indemnifies and agrees to defend and hold Buyer, the Company and their respective successors and assigns harmless from and against any and all claims, losses, damages, liabilities and legal or other expenses (including, without limitation, reasonable attorneys' fees, witnesses' fees, investigation fees, court reporters' fees and other out-of-pocket expenses) incurred by or asserted against Buyer or the Company (less the amount of any tax benefits received by Buyer, the Company or their respective successors and assigns in connection therewith ("Buyer's Losses")), and directly or indirectly resulting from, arising out of or relating to any misrepresentation or breach of warranty or breach or nonperformance of any agreement, covenant or other obligation of Seller (whether such misrepresentation, breach or nonperformance is actual or alleged by a third party) contained in this Agreement, the schedules hereto or any other instrument or document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, there shall be no liability for indemnification by Seller pursuant to this Article Nine unless the aggregate amount of Buyer's Losses exceeds $100,000 after the application of Section 6.6 hereof.

         SECTION  9.3:   BUYER'S   INDEMNIFICATION   OF  SELLER.

         Buyer hereby indemnifies and agrees to defend and hold Seller, its successors and assigns harmless from and against any and all claims, losses, damages, liabilities and legal or other expenses (including, without limitation, reasonable attorneys' fees, witnesses' fees, investigation fees, court reporters' fees and other out-of-pocket expenses) incurred by or asserted against Seller, its successors and assigns, less any tax benefits received by Seller, its successors and assigns in connection therewith, and directly or indirectly resulting from or arising out of or relating to any misrepresentation or breach of warranty or breach or nonperformance of any agreement, covenant or other obligation of Buyer (whether such misrepresentation, breach or nonperformance is actual or is alleged by a third party) contained in this Agreement or any other instrument or document furnished or to be furnished by Buyer to Seller in connection with the transactions contemplated by this Agreement.

         SECTION 9.4: ARBITRATION

         (A) All claims, disputes and other matters in question between parties arising out of or relating to the Agreement or the breach thereof, shall be decided by arbitration with a panel of three arbitrators in accordance with the Rules of the American Arbitration Association then obtaining, unless the parties mutually agree otherwise. Each party to this Agreement shall select an arbitrator, and the two arbitrators thus selected shall select a third arbitrator. Such arbitrators must have expertise in the field of life and/or health insurance. In the event that any party, or the two arbitrators, fail to select an arbitrator, selection of that arbitrator shall be made by the American Arbitration Association. The arbitrators shall reach their decision within 30 days following the close of the arbitration hearing.

         (B) The foregoing agreement to arbitrate and any other agreement to arbitrate with an additional person or persons duly consented to by the parties to this Agreement shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

         (C) Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitation in the State of Oklahoma. All arbitration proceedings shall be held in Oklahoma City, Oklahoma.

         (D) Notwithstanding the foregoing, the parties agree that prior to the Closing each party shall be entitled institute actions or proceedings in any court of the United States or any state thereof to seek injunctive relief or specific enforcement of the terms of this Agreement, it being understood that after the closing the application for such relief shall be made through the arbitration process.

         SECTION 9.5:  TERMINATION OF AGREEMENT.

         (A) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

         (B) Buyer may terminate this Agreement by giving written notice to Seller (1) at any time prior to the Closing in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach;
(2) at the Closing,  by reason of the failure of any condition  precedent  under
Section 7.1 to be satisfied (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or (3) if the Closing shall not have occurred on or before December 31, 1998 (unless extended as provided in Section 1.3 above), by reason of the failure of any condition precedent under Section 7.1 to be satisfied (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

         (C) Seller may terminate this Agreement by giving written notice to Buyer (1) at any time prior to the Closing in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach
(2) at the Closing,  by reason of the failure of any condition  precedent  under
Section 7.2 to be satisfied (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement); or (3) if the Closing shall not have occurred on or before December 31, 1998 (unless extended as provided in Section 1.3 above), by reason of the failure of any condition precedent under Section 7.2 to be satisfied (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

         SECTION  9.6:  EFFECT  OF  TERMINATION.

         If this Agreement terminates pursuant to Section 9.5, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party other than as expressly set forth herein (except for any liability of a party then in breach and then only with respect to such breach).


                           ARTICLE TEN: MISCELLANEOUS

         SECTION 10.1: PRESS RELEASES AND PUBLIC  ANNOUNCEMENTS.

         No party shall issue any press release or make any public announcement directly or indirectly relating to the subject matter of this Agreement prior to the Closing without the prior written approval of both parties.

         SECTION 10.2:  NOTICES.

         Any and all notices required to be given under this Agreement shall be given by, and be deemed given (a) when delivered by personal delivery; (b) three business days after deposited in U.S. first-class mail, postage prepaid; or (c) when sent by facsimile with confirmation of receipt, addressed as follows:

If to Buyer:               Pre-Paid Legal Services, Inc.
                           320 East Main
                           Ada, OK 74821
                           Attention: Harland C. Stonecipher,
                           Chairman of the Board
                           and Chief Executive Officer
                           Telephone: (580) 436-1234
                           Facsimile: (580) 436-7409

If to Seller:              Pioneer Financial Services, Inc.
                           11825 N. Pennsylvania Street
                           Carmel, Indiana 46032
                           Attention: John J. Sabl, Executive Vice President,
                           General Counsel and Secretary
                           Telephone: (317) 817-6092
                           Facsimile: (317) 817-6327

or to such other address as the party may designate in writing to the other party from time to time.

         SECTION 10.3:  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma.

         SECTION 10.4: AMENDMENT AND WAIVER.

         This Agreement shall not be amended or modified, and none of the provisions hereof shall be waived, except in a writing signed by both parties hereto, or, in the case of a waiver, by the party making a waiver. In the event that any obligation, agreement or covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be decreed to waive any other breach hereunder.

         SECTION 10.5:  SECTION  HEADINGS.

         Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

         SECTION 10.6: ASSIGNMENT.

         This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns. No party may assign either this Agreement nor any of its rights, interest, or obligations hereunder without the prior written approval of the other party.

         SECTION 10.7: ENTIRE AGREEMENT.

         This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         SECTION  10.8:  SEVERABILITY.

         Any  term  or  provision  of  this   Agreement   which  is  invalid  or
unenforceable in any situation or in any jurisdiction shall, as to such situation or jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without thereby rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other situation or in any other jurisdiction.

         SECTION  10.9:  EXPENSES.

         Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that Buyer and Seller shall share equally the filing fee under the HSR Act. Seller agrees that the Company has not borne and will not bear any of Seller's costs and expenses (including any legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby except those incurred in connection with the preparation of the financial statements referred to herein.

         SECTION  10.10:  INCORPORATION  OF EXHIBITS AND SCHEDULES.

         The  Exhibits  and   Schedules   identified   in  this   Agreement  are
incorporated by reference and made a part hereof.

         SECTION 10.11: SPECIFIC  PERFORMANCE.

         Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter or through the arbitration process as contemplated by Section 9.4, in addition to any other remedy to which each may be entitled whether at law or in equity.

         SECTION 10.12.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION  10.13:  GENERAL  RULES  OF  CONSTRUCTION.

         The parties have participated jointly in the negotiation and drafting of this Agreement. If a question concerning intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all related rules and regulations unless the context requires otherwise. Each representation, warranty and covenant shall have independent significance, and if any party has breached any of them in any way, the fact that there exists another representation, warranty or covenant relating to the same subject matter which the party has not breached shall not detract from or mitigate the fact that the party is in such breach.

         SECTION  10.14:  THIRD PARTY  BENEFICIARIES.

         This Agreement shall not confer any rights or remedies on any person other than the parties and their respective successors and permitted assigns.

         In Witness Whereof, the parties have executed this Agreement as of the date first set forth above.

                                              PRE-PAID LEGAL SERVICES, INC.


                                              By: /s/ HARLAND C. STONECIPHER
                                              ------------------------------
                                                  Harland C. Stonecipher
                                                  Chief Executive Officer





                                              PIONEER FINANCIAL SERVICES, INC.


                                              By: /s/ THOMAS J. KILIAN
                                              -------------------------------
                                                  Thomas J. Kilian
                                                  President



                                   Exhibit A

                          Calculation of Consideration


         The valuation date for the Consideration (the "Valuation Date") shall be the month end immediately preceding the Closing Date. Except as otherwise indicated below, the Calculation shall be determined as of the Valuation Date using valuations computed in accordance with SAP consistently with the principles used in the Quarterly Statements. The Purchase Price shall be calculated as follows (references to lines and pages refer to lines and pages set forth in the Company's statutory financial statements):

         Capital and Surplus (line 38, page 3), plus             17,343,874

         Interest Maintenance Reserve (line 11.4, page 3), plus       6,366

         Asset Valuation Reserve (line 24.1, page 3), plus        1,630,010

         $1,000,000                                               1,000,000
                                                                 ----------
                                                                 19,980,250
                                                                 ----------

         plus or minus an adjustment as of the Closing Date for 65% of the increase/decrease in the market value of bonds and stock as compared to the statutory value of the bonds (line 1, page 2) and stock (lines 2.1 and 2.2, page 2) on the Valuation Date. This calculation will be made after giving effect to the transfer of assets and liabilities pursuant to the Co-Insurance Agreement.

          The following is the market value calculation:

          Preliminary purchase price                            $19,980,250

          Market value adjustment                                   689,012
                                                                -----------
          Purchase Price                                        $20,669,262
                                                                ===========

                                   Book value     Market value   difference
                                   ----------     ------------   ----------

Bonds - total 11/30/98 portfolio   $31,880,993
Common stocks - 11/30/98 portfolio   4,947,501
                                   -----------    ------------   ----------
                                   $36,828,494    $37,888,512    $1,060,018
                                   ===========    ============

                                                  Taxes at 35%     (371,006)
                                                                 ----------

Market value adjustment                                          $  689,012
                                                                 ==========

         The undersigned hereby confirms that the terms of the Stock Purchase Agreement dated as of October 5, 1998 between Pioneer Financial Services, Inc. and Pre-Paid Legal Services, Inc. are acceptable to it.


Dated: October 5, 1998                        CONSECO, INC.

                                              By: /s/ THOMAS J. KILIAN
                                              -----------------------------
                                                  Thomas J. Kilian
                                                  Executive Vice President